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                                       October 26, 1999


Valenzuela Capital Trust
3435 Stelzer Road
Columbus, Ohio  43219

Ladies and Gentlemen:

         We have acted as counsel for the Valenzuela Capital Trust, a Delaware business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, the registration of the Trust under the Investment Company Act of 1940, and the registration of an indefinite number of shares of beneficial interest of its Val Cap Mid Cap Fund and Val Cap Small Cap Fund (the "Funds") under the Securities Act of 1933. The shares of each Fund of the Trust may be offered in one or more classes.

         As counsel for the Trust, we have participated in the preparation of the Registration Statement on Form N-1A (the "Registration Statement") and the prospectus contained therein (the "Prospectus") relating to such shares and have examined and relied upon such records of the Trust and such other documents, including certificates as to factual matters, as we have deemed necessary to render the opinions expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware business trust.

         2. The Trust is authorized to issue an unlimited number of shares. The shares to be offered for sale by the Prospectus have been duly and validly authorized by all requisite action of the Trustees of the Trust and no action of the shareholders of the Trust is or was required in connection therewith.

         3. When the shares have been duly sold, issued and paid for, as contemplated by the Prospectus, they will be validly and legally issued, fully paid and non-assessable by the Trust.

         Our opinion above stated is expressed as members of the bar of the District of Columbia and the State of New York. This opinion does not extend to the securities or "blue sky" laws of any state.



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         We hereby consent to the filing of this opinion with the
Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Trust Counsel" in the Statement of Additional
Information of the Funds.


                                       Very truly yours,


                                       ----------------------
                                       /s/Seward & Kissel LLP









































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